UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 10, 2002


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC

               (Exact name of Company as specified in its charter)


                                 132 Penn Avenue
                                Telford, PA 18969
        (Address of principal executive offices, including postal code.)

             Florida                                       98-0346454
-----------------------------------                -----------------------
State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization                         Identification No.)


                                 (215) 721-2188
                (Issuer's telephone number, including area code)




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ITEM 5. - OTHER EVENTS AND REGULATION FD DISCLOSURE


The Registrant (the "Company") on October 10, 2002 completed the first traunch of a unit private placement (the "Placement") under Regulation D of the Securities Act of 1933, as amended whereby 15 accredited investors subscribed to units (the "Units") at a per Unit price of $.17. Each Unit is comprised of one share of the Company's restricted common stock, par value $.001 (the "Common Stock") and one warrant that can be exercised for a period of three (3) years at an exercise price of $.15 per warrant (the "Warrant") to purchase one half (1/2) a share of Common Stock. Warrants are exercisable only in even lots for an aggregate exercise price $.30 for one share of Common Stock. There are no fractional shares. For example, two (2) Warrants can be exercised for an aggregate exercise price of $.30 for one (1) share of the Company's Common Stock. The Warrants contain anti-dilution protection granted to the holders.

The Company received an aggregate of $884,120 in subscriptions in the initial closing of the Placement. The terms of the Placement involved a minimum of $800,000 and a maximum of $1,500,000. Additionally, of the $884,120, two of the executive officers and or directors of the Company, Mr. John A. Donohoe, Jr., the Company's Chairman, Chief Executive Officer and President and Mr. Bengt Odner a director of the Company converted certain loans including interest and advances, specifically $204,000 and $200,000 respectively made by them to the Company into a total of 2,376,470 Units as a part of the first closing.

The Placement will remain open until October 31, 2002 and can be extended at the option of the Company until November 29, 2002.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Environmental Solutions Worldwide, Inc.


                                     By:      /s/ John A. Donohoe

                                     ---------------------------------------
                                     John A. Donohoe
                                     Chairman, CEO and President
Dated: Telford, PA
October 15, 2002


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